PROSPECTUS SUPPLEMENT
(To Prospectus dated November 15, 2001)

                                  $75,000,000

                             Roslyn Bancorp, Inc.

                     7.50% Senior Notes Due December 2008

                                 -------------

     Roslyn Bancorp, Inc. (referred to as Roslyn) is offering and selling 7.50% Senior Notes due December 2008 (referred to as the notes). The notes offered by this prospectus supplement will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof, will mature on December 1, 2008 and will bear interest at a fixed rate of 7.50% per annum. Interest on the notes is payable semiannually on June 1 and December 1 of each year, beginning June 1, 2002. The notes may not be redeemed, in whole or in part, prior to maturity.

     The notes will be unsecured obligations of ours and will rank junior to our secured obligations and will rank equally with any of our other unsecured and senior indebtedness.

     The notes are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

=====================================================================================================================
                                                             Public offering      Underwriting   Proceeds to Roslyn
                                                                 price(1)         commission(2)      Bancorp(3)
---------------------------------------------------------------------------------------------------------------------
Per note.................................................         100%               1.50%             98.50%
---------------------------------------------------------------------------------------------------------------------
Total....................................................     $75,000,000         $1,125,000         $73,875,000
=====================================================================================================================
(1)      Plus accrued interest from November 21, 2001, if settlement occurs after that date.
(2)      Roslyn has agreed to indemnify the underwriter against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended.  See "Underwriting."
(3)      Before deducting expenses of the offering, estimated at $252,000.

     The notes are offered by Sandler O'Neill & Partners, L.P. (referred to as the underwriter) subject to prior sale, when, as and if issued to and accepted by the underwriter and subject to approval of certain legal matters by counsel for the underwriter and to certain other conditions. The underwriter reserves the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the notes in book-entry form will be made through the facilities of The Depository Trust Company on or about November 21, 2001 against payment therefor in immediately available funds.

                             ---------------------

                       Sandler O'Neill & Partners, L.P.

                            ----------------------

          The date of this prospectus supplement is November 16, 2001

     This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the notes we are offering and certain other matters relating to us and our business. The second part, the accompanying prospectus, gives more general information about our debt securities, some of which does not apply to the notes we are offering. If the description of the notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus and the information that we have referred you to. We have not authorized anyone to provide you with any other information. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein or therein is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

     You should not consider this prospectus supplement or the prospectus to be an offer or solicitation relating to the notes in any jurisdiction in which such an offer or solicitation is not authorized. Furthermore, you should not consider this prospectus supplement or the prospectus to be an offer or solicitation relating to the notes if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

     Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "Roslyn," "we," "us," "our" or similar references mean Roslyn Bancorp, Inc. and references to "Roslyn Bank" or the "Bank" mean The Roslyn Savings Bank.

                          FORWARD-LOOKING STATEMENTS

     This prospectus supplement, including information included or incorporated by reference, contains statements which are not historical facts but "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995, with respect to our financial condition, results of operations, plans, objectives, future performance and business. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents that we file with the SEC from time to time.

     These forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, expected or anticipated revenue, results of operations and our business, including with respect to:

     o earnings growth (on the basis of generally accepted accounting principles in the United States, or "GAAP," and on a cash basis);
     o    level of non-performing loans;
     o    revenue growth in retail banking, lending and other areas;
     o origination volume in our consumer, commercial and other lending businesses;
     o    results of operations from real estate joint ventures;
     o    current and future capital management programs;
     o non-interest income levels, including fees from services and product sales;
     o    tangible capital generation;
     o    market share;
     o    expense levels; and

     o    other business operations and strategies,

each of which are subject to various factors which could cause actual results to differ materially from these estimates. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.

     Factors which could have a material adverse effect on our operations and those of our subsidiaries include, but are not limited to, changes in:

     o    interest rates;
     o    general economic conditions;
     o monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board;
     o the economic condition of the New York metropolitan region as a result of the recent terrorist attacks on the World Trade Center towers and the resulting damage to lower Manhattan;
     o    the quality or composition of the loan or investment portfolios;
     o    demand for loan products;
     o    deposit flows;
     o    real estate values;
     o    the level of defaults;
     o losses and prepayments on loans held by us in portfolio or sold in the secondary markets;
     o    demand for financial services in our market area;
     o    calls of higher yielding assets in our investment portfolio;
     o    competition;
     o    changes in accounting principles, policies, practices or guidelines;
     o    changes in legislation or regulation; and
     o other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.

     These forward-looking statements are made as of the date of the applicable document, and, except as required by applicable law, we assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. You should consider these risks and uncertainties in evaluating forward-looking statements and you should not place undue reliance on these statements.

                             ROSLYN BANCORP, INC.

     Roslyn Bancorp, Inc. is the parent holding company for The Roslyn Savings Bank. The Bank is a New York state chartered savings bank whose deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation. The Bank operates through 27 banking offices in Kings, Queens, Nassau and Suffolk counties in New York. As of September 30, 2001, Roslyn had total consolidated assets of approximately $8.5 billion, total consolidated deposits of approximately $4.4 billion and total consolidated stockholders' equity of approximately $635.9 million.

     Roslyn's principal executive offices are located at One Jericho Plaza, Jericho, New York 11753 and its telephone number is (516) 942-6000.

     Additional information about Roslyn and its subsidiaries is included in documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Where You Can Find More Information" in the accompanying prospectus.

                     SELECTED CONSOLIDATED FINANCIAL DATA

     The following summary sets forth unaudited selected consolidated financial data for Roslyn and its subsidiaries for the nine months ended September 30, 2001 and 2000 and for each of the years in the five-year period ended December 31, 2000. The selected consolidated financial data for the five years ended December 31, 2000 have been derived from Roslyn's consolidated financial statements, which have been audited by KPMG LLP, independent auditors. Income statement data for the nine-month periods ended September 30, 2001 and 2000, and balance sheet data as of September 30, 2001 and September 30, 2000, are derived from the unaudited consolidated financial statements and include, in the opinion of management, all normal recurring adjustments necessary to present fairly the data for such periods. The operating results for the nine months ended September 30, 2001 are not necessarily indicative of the results you can expect for the full fiscal year ending December 31, 2001. The following summary should be read in conjunction with the consolidated financial statements of Roslyn and the notes thereto included in the documents incorporated herein by reference. See "Where You Can Find More Information" in the accompanying prospectus. All per common share amounts and associated ratios have been adjusted to reflect Roslyn's three-for-two common stock split paid on August 22, 2001.

                                   At or For the
                                 Nine Months Ended
                                   September 30,                     At or For the Year Ended December 31,
                              ----------------------    --------------------------------------------------------------
                                  2001        2000         2000         1999         1998        1997         1996
                              ----------   ---------    ----------  ----------   ----------   ---------    -----------
                                                          (Dollars in thousands, except per share amounts)
Selected Financial Condition
  Data:
Total assets                  $8,523,658   $7,304,112   $7,664,269  $7,725,183   $7,799,719  $7,429,374    $6,877,580
Money market investments           6,500       42,100      19,800       30,800       38,079          75     1,114,240
Debt securities, net(1):
    Held-to-maturity                  --           --          --           --       26,965      44,022        55,562
    Available-for-sale           264,673      330,900     711,744      340,655      349,778     487,711       633,819
Equity securities;
    Available-for-sale           453,568      400,169     374,967      388,546      445,584     298,968       190,523
Mortgage-backed and mortgage
  related securities, net(1):
    Held-to-maturity                  --           --          --           --    1,250,266   1,377,401     1,231,932
    Available-for-sale         3,558,109    2,007,870   2,089,983    2,801,284    1,795,833   2,024,729     1,263,812
Loans held-for-sale, net           2,559       11,593         822       62,852       81,725      17,014        16,783
Loans receivable held for
  investment, net(2)           3,805,368    4,057,429   4,046,332    3,808,307    3,583,742   3,000,539     2,118,053
Deposits                       4,399,721    3,985,493   4,076,781    4,045,612    4,218,982   4,144,598     4,299,048
Roslyn Bancorp, Inc.
  non-depository stock
  subscriptions                       --           --          --           --           --          --     1,356,911
Borrowed funds                 3,328,953    2,599,954   2,855,025    2,844,541    2,527,847   2,265,029       639,664
Stockholders' equity(3)          635,879      556,867     580,714      637,659      853,366     854,545       453,387


Selected Operating Data:
Interest income                 $426,554     $401,614    $539,822     $527,766     $546,744    $480,376      $358,877
Interest expense                 264,648      251,809     342,131      315,194      343,804     289,679       215,533
                                 -------      -------     -------      -------      -------     -------       -------
Net interest income before
  provision for loan losses      161,906      149,805     197,691      212,572      202,940     190,697       143,344
Provision for loan losses            350        1,000       1,000           --        1,500       1,400         3,400
                                     ---        -----       -----       ------        -----       -----         -----
Net interest income after
  provision for loan losses      161,556      148,805     196,691      212,572      201,440     189,297       139,944
Non-interest income(4)            20,797        4,312       6,218       25,618       34,912      21,353        19,665
Non-interest expense(4)(5)        57,374       65,296      81,622      170,671       89,407     103,219        76,847
                                  ------       ------      ------      -------       ------     -------        ------
Income before provision for
  income taxes and
  extraordinary item             124,979       87,821     121,287       67,519      146,945     107,431        82,762
Provision for income taxes        39,862       22,020      31,388       43,657       51,402      39,313        31,613
                                  ------       ------      ------       ------       ------      ------        ------
Income before extraordinary
  item                            85,117       65,801      89,899       23,862       95,543      68,118        51,149
Extraordinary item, net of
  tax-prepayment penalty on
  debt extinguishment            (4,311)           --          --      (4,236)           --          --            --
                                 -------      -------     -------      -------      -------     -------       -------
Net income                       $80,806      $65,801     $89,899      $19,626      $95,543     $68,118       $51,149
                                 =======      =======     =======      =======      =======     =======       =======

Basic earnings per share           $0.93        $0.69       $0.96        $0.18        $0.88       $0.61           N/A
Diluted earnings per share         $0.92        $0.68       $0.95        $0.18        $0.86       $0.59           N/A

                                     At or For the
                                   Nine Months Ended
                                     September 30,                     At or For the Year Ended December 31,
                                ----------------------    --------------------------------------------------------------
                                    2001        2000         2000         1999         1998        1997         1996
                                ----------   ---------    ----------  ----------   ----------   ---------    -----------
                                                         (Dollars in thousands, except per share amounts)
Selected Financial and Other
     Data (6):
     Performance Ratios
     Excluding Restructuring, Merger
     Related Charges and
     Extraordinary Item (7)(8):
     Return on average assets       1.40%         1.31%      1.30%        1.39%        1.22%       1.12%        1.01%
     Return on average
       stockholders' equity        18.70         16.91      17.11        13.89        11.20        9.13(15)    12.17
     Average stockholders'
       equity to average
       assets                       7.50          7.74       7.61         9.97        10.90       12.31         8.31
     Stockholders' equity to
       total assets                 7.46          7.62       7.58         8.25        10.94       11.50         6.59
     Net interest rate
       spread (9)                   2.37          2.21       2.20         2.27         2.07        2.27         2.50
     Net interest margin (10)       2.75          2.72       2.69         2.82         2.66        2.92         2.92
     Average
       interest-earning
       assets to average
       interest-bearing
       liabilities                108.47        111.09     110.53       113.23       113.18      114.77       109.54
     Operating expenses to
       average assets (4)           0.94          0.84       0.92         0.98         1.15        1.34         1.51
     Net interest income to
       operating expenses (4)     282.58        283.20     285.85       282.69       226.19      211.79       187.68
     Efficiency ratio (4)(11)      32.02         31.51      31.56        32.14        40.79       44.17        48.55
     Dividend payout ratio         36.96         44.12      42.96       190.74        58.91       51.12          --

   Cash Basis Performance
     Ratios Excluding
     Restructuring, Merger
     Related Charges and
     Extraordinary Item
     (7)(8)(12):
     Return on average assets       1.51%         1.42%      1.40%        1.50%        1.43%       1.45%        1.10%
     Return on average
       stockholders' equity        20.13         18.38      18.45        15.07        13.15       11.76(16)    13.21
     Operating expenses to
       average assets (4)           0.84          0.84       0.83         0.87         0.94        1.10         1.43
     Net interest income to
       operating expenses (4)     318.48        319.84     319.38       319.01       276.01      257.43       197.85
     Efficiency ratio (4)(11)      28.41         27.90      28.24        28.48        33.43       36.34        46.05

   Asset Quality Ratios and
     Data:
     Total non-performing
       loans (13)                $12,136       $11,497     $9,780      $18,963      $22,074     $20,225      $21,369
     Real estate owned, net          362           211        293           --        1,176       1,197        4,962
                                --------      --------   --------      -------     --------   ---------     --------
     Total non-performing
       assets (14)               $12,498       $11,708    $10,073      $18,963      $23,250     $21,442      $26,331
                                 =======       =======    =======      =======      =======   =========      =======
     Non-performing loans as
       a percent of loans (13)      0.32%         0.28%      0.24%        0.49%        0.61%       0.67%        0.96%
     Non-performing assets
       as a percent of total
       assets (14)                  0.15          0.16       0.13         0.25         0.30        0.29         0.38
     Allowance for loan
       losses as a percent
       of loans (2)                 1.05          0.99       0.99         1.04         1.11        1.28         1.69
     Allowance for loan
       losses as a percent
       of total
       non-performing
       loans (2)(13)              332.51        353.61     414.36       211.75       182.15      192.56       176.38

   Other Data:
     Tier 1 risk-based
       capital (17)                13.73%        15.21%     15.40%       20.15%       30.47%      37.55%       18.50%(18)
     Total risk-based
       capital (17)                14.64%        16.27%     16.40%       21.24%       31.73%      38.80%       19.75%(18)
     Tier 1 leverage (17)           7.25%         7.66%      8.14%        9.52%       15.66%      18.87%        8.70%(18)
------------
(1)  Debt securities, net and mortgage backed and mortgage related securities, net include securities having an aggregate amortized cost of $1.27 billion that were transferred from held-to-maturity to available-for-sale in 1999.

(2)  All loans receivable held for investment are presented net of the allowance for loan losses, which, at September 30, 2001,
     September 30, 2000, December 31, 2000, 1999, 1998, 1997 and 1996 were $40.4 million, $40.7 million, $40.5 million, $40.2 million, $40.2 million, $38.9 million and $37.7 million, respectively.

(3)  The amount at December 31, 1996 represents the retained earnings of The Roslyn Savings Bank and subsidiaries and stockholders'
     equity of T R Financial Corp.

(4)  Certain reclassifications were made to the 2000, 1999, 1998, 1997 and 1996 amounts to conform to the 2001 presentation.

(5)  Included in 2000 is a $12.0 million restructuring charge relating to the divestiture of Roslyn National Mortgage Corporation
     ("RNMC"). Included in 1999 is $89.2 million of merger related costs and a $5.9 million restructuring charge. Included in 1997 is a $12.7 million charitable contribution to The Roslyn Savings Foundation and a $4.6 million pre-tax charge for a settlement agreement, including professional fees related thereto, with the New York State Banking Department regarding certain loan and origination fee practices by RNMC.

(6)  Asset quality ratios are end of year or nine-month period ratios, with the exception of all ratios that are based on average balances during the indicated year or nine-month period.


                                                                 S-5




(7)  All performance ratios for the year ended December 31, 1997 exclude the $7.4 million after-tax effect of the shares contributed to The Roslyn Savings Foundation.

(8)  Excludes, net of tax, a year-end 2000 restructuring charge related to the divestiture of RNMC, 1999 merger related costs associated with the acquisition of T R Financial Corp., a 1999 restructuring charge in connection with an early retirement program for Bank employees and extraordinary charges related to financial liability repositioning for 2001 and 1999.

(9)  The net interest rate spread represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities. The weighted average cost also includes the effect of the Bank's payment of a special interest payment which ranged from 5% to 25% of the interest paid on savings and NOW accounts for the years ended December 31, 1999 and prior. Additionally, such special interest payment was not paid on T R Financial
     Corp. accounts. No such special interest payment was paid in 2000 or 2001.

(10) The net interest margin represents net interest income as a percent of average interest-earning assets. Net interest also includes the effect of the Bank's payment of a special interest payment which ranged from 5% to 25% of the interest paid on savings and NOW accounts for the years ended December 31, 1999 and prior. Additionally, such special interest payment was not paid on T R Financial Corp. accounts. No such special interest payment was paid in 2000 or 2001.

(11) The efficiency ratio represents the ratio of general and administrative expenses, divided by the sum of net interest income and non-interest income, adjusted by securities gains or losses, sales of fixed assets and servicing impairment provisions.

(12) Excludes non-cash charges related to the establishment of The Roslyn Savings Foundation, goodwill amortization and amortization relating to certain employee stock benefit plans.

(13) Non-performing loans consist of all non-accrual loans and all other loans 90 days or more past due. It is the Bank's policy generally to cease accruing interest on all loans 90 days or more past due.

(14) Non-performing assets consist of non-performing loans and real estate owned, net.

(15) The ratio shown assumes that the conversion was completed on January 1, 1997. The actual return on average stockholders' equity based on the January 10, 1997 conversion date was 9.30%.

(16) The ratio shown assumes that the conversion was completed on January 1, 1997. The actual cash basis return on average stockholders' equity based on the January 10, 1997 conversion date was 11.98%.

(17) Calculated as if Roslyn were subject to the Federal Reserve Board's capital adequacy guidelines applicable to bank holding companies.

(18) For Bank only.

                                CAPITALIZATION

     The following table sets forth the actual consolidated capitalization of Roslyn and its subsidiaries at September 30, 2001, and Roslyn's capitalization as of that date, as adjusted to reflect the sale of the notes offered hereby and the application of the proceeds therefrom. The table should be read in conjunction with Roslyn's consolidated financial statements and notes thereto, included in the documents incorporated by reference herein and in the accompanying prospectus. See "Where You Can Find More Information" in the accompanying prospectus.

                                                                                      At September 30, 2001
                                                                                      ---------------------
                                                                                    Actual         As Adjusted
                                                                                    ------         -----------
                                                                                         (In thousands)
   Liabilities:
     Liabilities other than notes offered hereunder......................         $7,887,779       $7,887,779
     Notes offered hereby................................................                 --           75,000
                                                                                  ----------       ----------
         Total liabilities...............................................         $7,887,779       $7,962,779
                                                                                  ==========       ==========

   Stockholders' equity:
     Preferred stock, $0.01 par value, 10,000,000 shares authorized; none
       issued............................................................                 --               --
     Common stock, $0.01 par value, 200,000,000 shares authorized;
       118,811,472 shares issued and 89,830,947 shares outstanding at
       September 30, 2001................................................              1,188            1,188
     Additional paid-in-capital..........................................            506,970          506,970
     Retained earnings - partially restricted............................            572,702          572,702
     Accumulated other comprehensive income:
         Net unrealized gain on securities available-for-sale,
           net of tax....................................................             12,455           12,455
     Unallocated common stock held by Employee Stock Ownership Plan......            (45,286)         (45,286)
     Unearned common stock held by Stock-Based Incentive Plan............            (11,040)         (11,040)
     Common stock held by Supplemental Executive Retirement Plan and Trust, at cost (553,080 shares at
       September 30, 2001)...............................................             (4,535)          (4,535)
     Treasury stock, at cost (28,980,525 shares at
       September 30, 2001)...............................................           (396,575)        (396,575)
                                                                                  ----------       ----------
         Total stockholders' equity......................................            635,879          635,879
                                                                                  ----------       ----------
                  Total liabilities and stockholders' equity.............         $8,523,658       $8,598,658
                                                                                  ==========       ==========




                                USE OF PROCEEDS

     We intend to use the net proceeds from the sale of the notes for general corporate purposes, including repurchasing our outstanding common stock, financing possible acquisitions of branches or other financial institutions or financial service companies, extending credit to or funding investments in our subsidiaries and repaying, reducing or refinancing indebtedness.

                             DESCRIPTION OF NOTES

     The following description is not intended to be a complete description of the notes. You should read the following description, the accompanying prospectus and the indenture (as defined below) to help you understand the terms of the notes offered hereby.

General

     The notes offered pursuant to this prospectus supplement are a series of senior debt securities issued under an indenture, dated as of November 16, 2001, the "indenture," between us and JPMorgan Chase Bank, as trustee. The notes will initially be limited to an aggregate principal amount of $75,000,000 . The notes will be issued only in fully registered form without coupons, in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof. We do not intend to apply for listing of the notes on any securities exchange.

     The notes are unsecured obligations of ours and will rank junior to our secured obligations and will rank equally with all of our other unsecured and senior indebtedness. The notes are not deposits or other obligations of a bank or savings association and are not insured or guaranteed by the FDIC or any other governmental agency. In addition, because we are a holding company, the notes are effectively subordinated to all existing and future liabilities of our subsidiaries, including deposits of our subsidiaries.

     As of the date of this prospectus supplement, we may offer an aggregate principal amount of $200,000,000 of senior notes (including these notes), subordinated notes or trust preferred securities under the registration statement of which this prospectus supplement and the accompanying prospectus are a part. We may, without notice to or consent of the holders or beneficial owners of the notes, issue additional notes having the same ranking as the notes. Any such additional notes issued under the indenture which have the same interest rate, maturity, and other terms as the notes will be considered part of the same series of notes under the indenture as these notes.

     The notes may not be redeemed, in whole or in part, prior to maturity. The redemption price for the notes at maturity will be 100% of the principal amount of each note plus accrued interest to the date of redemption. The notes are not subject to any sinking fund.

     The notes will bear interest at a fixed rate of 7.50% per annum, starting on November 21, 2001, to but excluding their maturity date, which is December 1 , 2008. Interest on the notes will be payable semiannually on June 1 and December 1 of each year, starting on June 1, 2002. All payments of interest will be made to the persons in whose names the notes are registered on the 15th day prior to the applicable interest payment date, whether or not such day is a business day. A "business day" means any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to remain closed.

     We will compute the amount of interest payable for any full semiannual period on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial semiannual period will be computed based on the actual days elapsed during that period.

     If any interest payment date or the date of maturity of the notes is not a business day, then we will pay the amount payable on that date on the next succeeding day that is a business day, without making any additional interest or other payments because of the delay.

     Payments of principal, interest and other amounts on the notes issued in book-entry form will be made as described below under "Book-Entry Issuance." If any notes are issued in definitive form, payments of principal, interest and other amounts on the notes will be made as described below under "-- Definitive Notes."

     The restrictive covenant and defeasance provisions of the indenture described under "-- Senior Debt Securities - Restrictive Covenants" and "-- Senior Debt Securities - Defeasance" in the accompanying prospectus will apply to the notes.

Events of Default

     The following are events of default under the indenture with respect to the notes:

     o default in the payment of any principal or premium on the notes when due;

     o default in the payment of any interest on the notes when due, which continues for 30 days;

     o default in the performance of any other obligation contained in the indenture for the benefit of the notes, which continues for 60 days after written notice;

     o default in the payment of any of our other indebtedness or the indebtedness of any bank subsidiary of ours that has total assets equal to 30% or more of our assets (a "principal constituent bank") (whether currently existing or created in the future) having an aggregate principal amount of $5,000,000 or more which results in the acceleration of that indebtedness and such acceleration has not been annulled or rescinded within 30 days of the notice of such acceleration; and

     o specified events in bankruptcy, insolvency or reorganization of us or any principal constituent bank.

     Currently, our only principal constituent bank is Roslyn Bank.

     If an event of default with respect to the notes (other than an event of default arising from specified events in bankruptcy of us or any principal constituent bank) occurs and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding notes may declare the principal thereof, premium, if any, and all unpaid interest therein to be due and payable immediately. In an event of default with respect to the notes arising from specified events in bankruptcy of us or any principal constituent bank occurs, then the principal thereof, premium, if any, and all unpaid interest thereon shall be immediately due and payable immediately without any declaration or other action on the part of the trustee or any holder of the notes.

Definitive Notes

     The notes will be issued only as fully-registered securities registered in the name of Cede & Co., who is the agent for The Depositary Trust Company ("DTC"), who will be the depositary for all of the notes. For more information see "Book-Entry Issuance" on page S-11 of this prospectus supplement. If DTC discontinues providing its services as a securities depositary with respect to the notes and a successor securities depositary is not obtained, or, if we, at our option, decide to discontinue use of the system of book-entry transfers through DTC, then the beneficial owners of the notes will be properly notified that definitive certificates of the notes are available. The beneficial owners of the notes will then be entitled (1) to receive physical delivery in certificated form of notes equal in principal amount to their beneficial interest and (2) to have the definitive certificates of the notes registered in their names. The definitive certificates will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess of that amount. Definitive certificates will be registered in the name or names of the person or persons DTC specifies in a written instruction to the registrar of the certificates. DTC may base its instruction upon directions it receives from its participants. Thereafter, the holders of the definitive certificates will be recognized as the "holders" of the notes under the indenture.

     The indenture provides for the replacement of a mutilated, lost, stolen or destroyed definitive certificate, so long as the applicant furnishes us and the trustee with such evidence of ownership and such security and indemnity that we and the trustee require at that time.

     In the event definitive certificates are issued, the holders of the definitive certificates will be able to receive payments of principal, interest and other amounts, if any, on the notes at the office of our paying agent. Our paying agent is currently the corporate trust office of the trustee, currently located at 450 West 33rd Street, 15th Floor, New York, New York 10001. At our option, however, payment of interest may be made by check mailed to the address of the person entitled to the interest payment as it appears in the security register for the notes or by wire transfer of funds to that person at an account maintained within the United States.

     We will have the right to require a holder of notes, in connection with any payment on the notes, to certify information to us or, in the absence of such certification, we will be entitled to rely on any legal presumption to enable us to determine our obligation, if any, to deduct or withhold taxes, assessments or governmental charges from such payment. We may at any time designate additional paying agents, remove any paying agents, or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for any series. All monies we pay to a paying agent for the payment of principal, interest or other amounts on a note which remains unclaimed at the end of two years after the principal, interest or other amount has become due and payable will be repaid to us. After this time, the holder of the note will be able to look only to us for payment.

     In the event definitive certificates are issued, the holders of the definitive certificates will be able to transfer their notes, in whole or in part, by surrendering the definitive certificates of the notes for registration of transfer at the office of the trustee, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to us and the securities registrar. Upon surrender, we will execute, and the trustee will authenticate and deliver new definitive certificates of the notes to the designated transferee in the amount being transferred, and new definitive certificates of the notes for any amount not being transferred will be issued to the transferor. We will not charge any fee for the registration of transfer or exchange, except that we may require the payment of an amount sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

Regarding the Trustee

     We maintain banking relations with the trustee. In addition, the Bank maintains deposit accounts and correspondent banking relations with the trustee.

     The occurrence of any default under the indenture could create a conflicting interest for the trustee under the Trust Indenture Act. If that default has not been cured or waived within 90 days after the trustee has or acquired a conflicting interest, the trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as trustee with respect to the notes issued under the indenture. If the trustee resigns, we are required to promptly appoint a successor trustee with respect to the notes.

     The Trust Indenture Act also imposes certain limitations on the right of the trustee, as a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect to any cash claim or otherwise. The trustee will be permitted to engage in other transactions with us, provided that, if it acquires a conflicting interest within the meaning of Section 310 of the Trust Indenture Act, it must generally either eliminate that conflict or resign.

Governing Law

     The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

                              BOOK-ENTRY ISSUANCE

     DTC will act as securities depositary for all of the notes. The notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the notes, representing in the aggregate the total aggregate principal amount of notes and each global certificate will be deposited with DTC or its agent.

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly, through indirect participants. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of the notes within the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC's records. The ownership interest of each actual purchaser of each note and the beneficial owner is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmation providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased notes. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for a series of notes is discontinued.

     DTC has no knowledge of the actual beneficial owners of the notes. DTC's records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping an account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct participants, indirect participants and beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices will be sent to Cede & Co., as the registered holder of the notes.

     Although voting with respect to the notes is limited to the holders of record of the notes, in those instances in which a vote is required neither DTC nor Cede & Co. will itself consent or vote with respect to notes. Under its usual procedures, DTC would mail an omnibus proxy to the trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts such notes are credited on the record date (identified in a listing attached to the omnibus proxy).

     Interest payments on the notes will be made by the trustee to DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participant and not of DTC, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of interest to DTC is the responsibility of the trustee; disbursement of such payments to direct participants is the responsibility of DTC, and disbursements of such payments to the beneficial owners is the responsibility of direct and indirect participants.

     DTC may discontinue providing its services as securities depository with respect to any of the notes at any time by giving reasonable notice to the trustee and us. In the event that a successor securities depository is not obtained, definitive senior debt security certificates representing such notes are required to be printed and delivered. We, at our option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In any such event, definitive certificates for such notes will be printed and delivered.

     We have obtained the information in this section concerning DTC and DTC's book-entry system from sources that we believe to be accurate, but we do not assume any responsibility for the accuracy thereof. We do not assume any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

     In this section, we summarize certain of the material United States federal income tax consequences of purchasing, holding and selling the notes. This summary provides general information only and is directed solely to original beneficial owners purchasing notes at the "issue price," that is, the first price to the public at which a substantial amount of the notes in an issue is sold (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). Except where we state otherwise, this summary deals only with notes held as capital assets (as defined in the Internal Revenue Code of 1986) by a US Holder (as defined below) who purchases the notes at their original offering price when we originally issue them.

     We do not address all of the tax consequences that may be relevant to a US Holder. We also do not address, except as stated below, any of the tax consequences to holders that are Non-US Holders (as defined below) or to holders that may be subject to special tax treatment, including banks, thrift institutions, real estate investment trusts, personal holding companies, insurance companies, and brokers and dealers in securities or currencies. Further, we do not address:

     o the United States federal income tax consequences to stockholders in, or partners or beneficiaries of, an entity that is a holder of the notes;

     o the United States federal estate and gift or alternative minimum tax consequences of the purchase, ownership or sale of the notes;

     o persons who hold the notes in a "straddle" or as part of a "hedging," "conversion" or "constructive sale" transaction or whose "functional currency" is not the United States dollar; or

     o any state, local or foreign tax consequences of the purchase, ownership and sale of notes.

     Accordingly, you should consult your tax advisor regarding the tax consequences of purchasing, owning and selling the notes in light of your circumstances.

     A "US Holder" is a notes holder who or which is:

     o    a citizen or resident of the United States;

     o a corporation or partnership (or other entity treated as a corporation or partnership for federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless in the case of a partnership, Treasury regulations provide otherwise);

     o an estate if its income is subject to United States federal income taxation regardless of its source; or

     o a trust if (1) a United States court can exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of its substantial decisions.

     A "Non-US Holder" is a note holder other than a US Holder.

     This summary is based on the Internal Revenue Code of 1986, Treasury regulations issued under the Internal Revenue Code, and administrative judicial interpretations thereof, all as they currently exist as of the date of this prospectus supplement and all of which are subject to change (possibly with retroactive effect).

Payments of Interest

     Payments of interest on a note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting).

Sales of Notes

     If you sell your notes, you will recognize gain or loss in an amount equal to the difference between your adjusted tax basis in the notes and the amount realized from the sale (generally, your selling price less any amount received in respect of accrued but unpaid interest not previously included in your income). Your adjusted tax basis in the notes generally will equal your cost of the notes. Gain or loss on the sale of notes generally will be capital gain or loss.

Information Reporting

     Generally, income on the notes will be reported to you on an Internal Revenue Service Form 1099, which should be mailed to you by January 31 following each calendar year.

Non-US Holders

     Payments to a Non-US Holder that are not effectively connected to the conduct of a U.S. trade or business will generally not be subject to United States federal withholding tax, provided the Non-US Holder:

     o does not own (directly or indirectly, actually or constructively) 10% or more of the total combined voting power of all classes of our stock entitled to vote;

     o is not a controlled foreign corporation that is related to us through stock ownership; and

     o is not a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code.

     To qualify for this exemption from withholding, the last United States payer in the chain of payment prior to payment to a Non-US Holder (the "withholding agent") must have received a statement that provides the name and address of the Non-US Holder.

     The statement may be made on an Internal Revenue Service Form W-8BEN or a substantially similar form, which is generally valid for the year of signature plus three additional years. Notwithstanding the above, a holder must inform the withholding agent of any change in the information on the statement within 30 days of any change. If the notes are held through a securities clearing organization or certain other financial institutions that are not qualified intermediaries, the organization or institution may provide a signed statement to the withholding agent along with a copy of Internal Revenue Service Form W-8BEN or the substitute form provided by the Non-US Holder. A noteholder who is not an individual or a corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

     A Non-US Holder will generally not be subject to United States federal withholding or income tax on any gain realized upon the sale or other disposition of the notes. If, however, a Non-US Holder holds the notes in connection with a trade or business conducted in the United States or is present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are met, it may be subject to income tax on all income and gains recognized.

Backup Withholding

     Backup withholding of United States federal income tax may apply to payments (for payments made on or after January 1, 2002) made with respect to the notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner, under-report their tax liability or otherwise fail to comply with applicable United States information reporting or certification requirements. The rate of backup withholding currently is 30.5% and is scheduled to be reduced over time to 28% in 2006. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made with respect to the notes to a US Holder must be reported, unless the US Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those Non-US Holders who are not exempt recipients.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished by the beneficial owner.

     Prospective investors should consult their own tax advisors concerning the tax consequences of their particular situations.

                                 UNDERWRITING

     Sandler O'Neill & Partners, L.P. ("the "underwriter") has agreed, subject to the terms and conditions of an underwriting agreement, to purchase from us $75,000,000 aggregate principal amount of notes at the price to the public less the underwriting discount set forth on the cover page of this prospectus supplement. The underwriting agreement provides that the obligation of the underwriter to purchase the notes included in this offering are subject to approval of certain legal matters by counsel and to certain other conditions. The underwriter is obligated to purchase all of the notes, if they purchase any of the notes.

     The underwriter proposes to offer the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial offering of the notes to the public, the public offering price and other selling terms may be changed by the underwriter.

     The notes consist of a new issue of securities with no established trading market. We do not intend to list the notes on any national securities exchange or to apply for quotation of the notes on any automated dealer quotation system. The underwriter has advised us that it intends to make a market in the notes after the initial offering, although it is under no obligation to do so. The underwriter may discontinue any market making activities at any time without any notice. We can give no assurance as to liquidity of the trading market for the notes or that a public trading market for the notes will develop or be maintained.

     Expenses associated with the offer and the sale of the notes, exclusive of the underwriting discount, are estimated to be approximately $252,000 and will be paid by us.

     In connection with the offering, the underwriter may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of notes in excess of the principal amount of notes to be purchased by the underwriter in the offering, which creates a short position. Covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

     Any of these activities may cause the price of the notes to be higher than the price that otherwise would exist in the absence of such transactions.

     The underwriter has in the past provided, and may in the future provide, investment banking services to us and our affiliates in the ordinary course of business. In addition, in the ordinary course of the underwriter's business as a broker-dealer, the underwriter may also purchase securities from and sell securities to us. The underwriter may also actively trade our debt and/or equity securities for the underwriter's own account and for the accounts of the underwriter's customers and, accordingly, may at any time hold a long or short position in such securities.

     We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriter may be required to make in respect of any of those liabilities.

                                    RATINGS

     The notes will be rated "Ba1" by Moody's Investors Service, Inc., "BBB-" by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, and "BBB-" by Fitch, Inc. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency without notice. Each rating should be evaluated independently of any other rating. These ratings are subject to change.

                                 LEGAL MATTERS

     The validity of the notes will be passed upon on behalf of Roslyn by Muldoon Murphy & Faucette LLP, Washington, D.C. The validity of the notes will be passed upon for the underwriter by Sidley Austin Brown & Wood LLP, New York, New York.

PROSPECTUS



                                 $200,000,000

                             Roslyn Bancorp, Inc.

                                Debt Securities


         We may offer and sell from time to time, in one or more series, our unsecured debt securities, which may consist of notes, debentures and other evidences of indebtedness. This prospectus provides you with a general description of the debt securities we may offer. Each time we offer debt securities, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of our debt securities, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the debt securities that we are offering.

         These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

         This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

                          --------------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.











               The date of this prospectus is November 15, 2001

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT



    We may provide information to you                    IF THE TERMS OF YOUR SECURITIES VARY
about the securities we are offering in three        AMONG THE PRICING SUPPLEMENT, THE PROSPECTUS
separate documents that progressively provide        SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS,
more detail:                                         YOU SHOULD RELY ON THE INFORMATION IN THE
                                                     FOLLOWING ORDER OF PRIORITY:

    o    this prospectus, which provides general         o    the pricing supplement, if any;
         information, some of which may not apply
         to your securities;                             o    the prospectus supplement; and

    o    the accompanying prospectus supplement,         o    the prospectus
         which describes the terms of the
         securities, some of which may not apply
         to your securities; and

    o    if necessary, a pricing supplement,
         which describes the specific terms of
         your securities.


        Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.


                               TABLE OF CONTENTS


                                                                           Page

ABOUT THIS PROSPECTUS........................................................4

WHERE YOU CAN FIND MORE INFORMATION..........................................4

FORWARD-LOOKING STATEMENTS...................................................6

ROSLYN BANCORP, INC..........................................................7

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES.............................7

USE OF PROCEEDS..............................................................8

REGULATION AND SUPERVISION...................................................9

DESCRIPTION OF DEBT SECURITIES..............................................10

SENIOR DEBT SECURITIES......................................................17

SUBORDINATED DEBT SECURITIES................................................19

PLAN OF DISTRIBUTION........................................................20

LEGAL OPINIONS..............................................................21

EXPERTS.....................................................................21





                                      ABOUT THIS PROSPECTUS


     This prospectus is part of a                    about the terms of that offering. The
registration statement that we filed with the        prospectus supplement may also add, update or
Securities and Exchange Commission, the              change information contained in this
"SEC," utilizing a "shelf" registration              prospectus. You should read both this
process. Under this shelf registration               prospectus and any prospectus supplement
process, we may from time to time sell the           together with the additional information
debt securities described in this prospectus         described under the heading "Where You Can
in one or more offerings, up to a total              Find More Information."
dollar amount of $200,000,000. We may also
sell other securities under the registration              Unless otherwise indicated or unless
statement that will reduce the total dollar          the context requires otherwise, all
amount of securities that we may sell under          references in this prospectus to "Roslyn,"
this prospectus. This prospectus provides you        "we," "us," "our" or similar references mean
with a general description of the debt               Roslyn Bancorp, Inc. and references to
securities we may offer. Each time we sell           "Roslyn Bank" or the "Bank" mean The Roslyn
debt securities, we will provide a prospectus        Savings Bank.
supplement that will contain specific
information





                                WHERE YOU CAN FIND MORE INFORMATION




     We have filed with the SEC a                                 Suite 1400
registration statement under the Securities              Chicago, Illinois 60661-2511
Act of 1933 that registers, among other
securities, the offer and sale of the                     You may also obtain copies of this
securities offered by this prospectus. The           information by mail from the Public Reference
registration statement, including the                Section of the SEC, 450 Fifth Street, N.W.,
attached exhibits and schedules included or          Room 1024, Washington, D.C. 20549, at
incorporated by reference therein, contains          prescribed rates.
additional relevant information about us. The
rules and regulations of the SEC allow us to              The SEC also maintains an Internet world
omit certain information included in the             wide web site that contains reports, proxy
registration statement from this prospectus.         statements and other information about
                                                     issuers like us who file electronically with
     In addition, we file reports, proxy             the SEC. The address of that site is:
statements and other information with the SEC
under the Securities Exchange Act of 1934.                    http://www.sec.gov
You may read and copy this information at the
following locations of the SEC:                           The SEC allows us to "incorporate by
                                                     reference" information into this prospectus.
        Public Reference Room                        This means that we can disclose important
       450 Fifth Street, N.W.                        information to you by referring you to
              Room 1024                              another document that we file separately with
       Washington, D.C. 20549                        the SEC. The information incorporated by
                                                     reference is considered to be a part of this
       Midwest Regional Office                       prospectus, except for any information that
       500 West Madison Street                       is superseded by information that is included
                                                     directly in this document or in a more recent
                                                     incorporated document.




     This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC.



SEC Filings                                               Period or Date (as applicable)
-----------                                               ------------------------------
Annual Report on Form 10-K..........................      Year ended December 31, 2000, as filed on
                                                          March 30, 2001

Quarterly Reports on Form 10-Q......................      Quarter ended March 31, 2001, as filed on May 11,
                                                          2001

                                                          Quarter ended June 30, 2001, as filed on
                                                          July 30, 2001

                                                          Quarter ended September 30, 2001, as filed on
                                                          November 6, 2001

Current Reports on Form 8-K.........................      July 24, 2001

     In addition, we also incorporate by             incorporated by reference in this prospectus
reference all future filings we make with the        by requesting them in writing or by telephone
SEC under Sections 13(a), 13(c), 14 or 15(d)         from us at the following address:
of the Exchange Act after the date of our
initial registration statement relating to                 Investor Relations Department
the securities until the completion of the                     Roslyn Bancorp, Inc.
distribution of the debt securities covered                      One Jericho Plaza
by this prospectus. These documents include                Jericho, New York 11753-8905
periodic reports, such as Annual Reports on                       (516) 942-6000
Form 10-K, Quarterly Reports on Form 10-Q and
Current Reports on Form 8-K (other than                   We have not authorized anyone to give
Current Reports furnished under Item 9 of            any information or make any representation
Form 8-K), as well as proxy statements.              about us that is different from, or in
                                                     addition to, those contained in this
     The information incorporated by                 prospectus or in any of the materials that we
reference contains information about us and          have incorporated into this prospectus. If
our financial condition and is an important          anyone does give you information of this
part of this prospectus. You should note that        sort, you should not rely on it. If you are
financial data that is stated on a per share         in a jurisdiction where offers to sell, or
of common stock basis in the documents we            solicitations of offers to purchase, the
incorporate by reference which were filed            securities offered by this document are
with the SEC prior to July 30, 2001 do not           unlawful, or if you are a person to whom it
give effect to our three for two stock split         is unlawful to direct these types of
payable on August 22, 2001 to stockholders of        activities, then the offer presented in this
record as of August 6, 2001.                         document does not extend to you. The
                                                     information contained in this document speaks
          --------------------                       only as of the date of this document unless
                                                     the information specifically indicates that
     You can obtain any of the documents             another date applies.
incorporated by reference in this document
through us, or from the SEC through the SEC's
Internet world wide web site at the address
described above. Documents incorporated by
reference are available from us without
charge, excluding any exhibits to those
documents, unless the exhibit is specifically
incorporated by reference as an exhibit in
this prospectus. You can obtain documents


                                              5


                          FORWARD-LOOKING STATEMENTS


     This prospectus, including information          each of which are subject to various factors
included or incorporated by reference,               which could cause actual results to differ
contains statements which are not historical         materially from these estimates. Our ability
facts but "forward-looking statements," as           to predict results or the actual effect of
that term is defined in the Private                  future plans or strategies is inherently
Securities Litigation Reform Act of 1995,            uncertain.
with respect to our financial condition,
results of operations, plans, objectives,                 Factors which could have a material
future performance and business. These               adverse effect on our operations and those of
forward-looking statements are subject to            our subsidiaries include, but are not limited
risks and uncertainties which could cause            to, changes in:
actual results to differ materially from
those currently anticipated due to a number               o    interest rates;
of factors, which include, but are not
limited to, factors discussed in documents                o    general economic conditions;
that we file with the SEC from time to time.
                                                          o    monetary and fiscal policies of the U.S.
     These forward-looking statements may be                   Government, including policies of the
identified by the use of such words as                         U.S. Treasury and the Federal Reserve
"believe," "expect," "anticipate," "should,"                   Board;
"planned," "estimated," "intend" and
"potential." Examples of forward looking                  o    the economic condition of the New York
statements include, but are not limited to,                    metropolitan region as a result of the
estimates with respect to our financial                        recent terrorist attacks on the World
condition, expected or anticipated revenue,                    Trade Center towers and the resulting
results of operations and our business,                        damage to lower Manhattan;
including with respect to:
                                                          o    the quality or composition of the loan
     o    earnings growth (on the basis of                     or investment portfolios;
          generally accepted accounting
          principles in the United States, or             o    demand for loan products;
          "GAAP," and on a cash basis);
                                                          o    deposit flows;
     o    level of non-performing loans;
                                                          o    real estate values;
     o    revenue growth in retail banking,
          lending and other areas;                        o    the level of defaults;

     o    origination volume in our consumer,             o    losses and prepayments on loans held by
          commercial and other lending businesses;             us in portfolio or sold in the secondary
                                                               markets;
     o    results of operations from real estate
          joint ventures;                                 o    demand for financial services in our
                                                               market area;
     o    current and future capital management
          programs;                                       o    calls of higher yielding assets in our
                                                               investment portfolio;
     o    non-interest income levels, including
          fees from services and product sales;           o    competition;

     o    tangible capital generation;                    o    changes in accounting principles,
                                                               policies, practices or guidelines;
     o    market share;
                                                          o    changes in legislation or regulation;
     o    expense levels; and                                  and

     o    other business operations and                   o    other economic, competitive,
          strategies,                                          governmental, regulatory, and
                                                               technological factors affecting our
                                                               operations, pricing, products and
                                                               services.

     These forward-looking statements are            results could differ from those projected in
made as of the date of the applicable                the forward-looking statements. You should
document, and, except as required by                 consider these risks and uncertainties in
applicable law, we assume no obligation to           evaluating forward-looking statements and you
update the forward-looking statements or to          should not place undue reliance on these
update the reasons why actual                        statements.



                                 ROSLYN BANCORP, INC.

     Roslyn Bancorp, a Delaware corporation          and residential mortgage loans and business
headquartered in Jericho, New York, is the           banking products to more than 130,000
parent holding company for The Roslyn Savings        households and businesses.
Bank. Roslyn Bank is a New York state
chartered savings bank whose deposits are                 The Bank is subject to comprehensive
insured by the Federal Deposit Insurance             regulation, examination and supervision by
Corporation, the "FDIC." The Bank operates           the New York State Banking Department, the
through 27 banking offices in Kings, Queens,         "NYSBD," and the FDIC. Roslyn is subject to
Nassau and Suffolk counties in New York. As          regulation, examination and supervision by
of September 30, 2001, Roslyn had total              the Office of Thrift Supervision, the "OTS,"
consolidated assets of approximately $8.5            as a savings and loan holding company.
billion, total consolidated deposits of
approximately $4.4 billion and total                      Roslyn's principal executive offices are
consolidated stockholders' equity of                 located at One Jericho Plaza, Jericho, New
approximately $635.9 million.                        York 11753 and its telephone number is (516)
                                                     942-6000.
     Roslyn was organized in 1996 in
connection with the conversion of the Bank                Additional information about Roslyn
from a mutual to a stock savings bank. The           Bancorp and its subsidiaries is included in
Bank was established in 1876 and operates as         documents incorporated by reference in this
a community bank providing retail banking,           prospectus. See "Where You Can Find More
alternative financial products, construction         Information" on page 4 of this prospectus.
and commercial real estate, consumer


               CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     Our consolidated ratios of earnings to
fixed charges were as follows for the five most recent fiscal years and the nine months ended September 30, 2001:

                                              Nine Months
                                                 Ended
                                               September
                                                  30,                    Year Ended December 31,
                                              ------------   -----------------------------------------------
                                                  2001        2000      1999      1998      1997       1996
                                                  ----       -----      ----      ----      ----       ----
Ratio of Earnings to Fixed Charges:
  Excluding Interest on Deposits.........         1.96x      1.72x     1.47x     1.96x      2.19x     3.14x
  Including Interest on Deposits.........         1.47x      1.35x     1.21x     1.43x     1.37x      1.41x

------------------

     For the purpose of computing the ratio of earnings to fixed charges, "earnings" consist of income before income taxes and extraordinary item plus fixed charges, excluding capitalized interest. "Fixed charges" consist of interest on short-term and long-term debt, including interest related to capitalized leases and capitalized interest, and one-third of rent expense, which approximates the interest component of that expense. In addition, where indicated, fixed charges include interest on deposits.

                                      USE OF PROCEEDS


     We intend to use the net proceeds from               The precise amounts and the timing
the sale of the securities for general               of our use of the net proceeds will depend
corporate purposes unless otherwise indicated        upon market conditions, our subsidiaries'
in the prospectus supplement or pricing              funding requirements, the availability of
supplement relating to a specific issue of           other funds and other factors. Until we use
securities. Our general corporate purposes           the net proceeds from the sale of any of our
may include repurchasing our outstanding             securities for general corporate purposes, we
common stock, financing possible acquisitions        will use the net proceeds to reduce our
of branches or other financial institutions          indebtedness or for temporary investments. We
or financial service companies, extending            expect that we will, on a recurrent basis,
credit to, or funding investments in, our            engage in additional financings as the need
subsidiaries and repaying, reducing or               arises to finance our corporate strategies,
refinancing indebtedness.                            to fund our subsidiaries, to finance
                                                     acquisitions or otherwise.

                                     REGULATION AND SUPERVISION


     Our principal subsidiary, The Roslyn            extensions of credit by Roslyn Bank to us or
Savings Bank, is a New York State-chartered          a nonbanking subsidiary are limited in amount
savings bank and is subject to regulation and        to 10% of its capital and surplus and, with
supervision by the NYSBD, its chartering             respect to us and all such nonbanking
agency, and by the FDIC. As the holding              subsidiaries, to an aggregate of 20% of its
company for Roslyn Bank, we have elected to          capital and surplus. Furthermore, loans and
be a savings and loan holding company subject        extensions of credit are required to be
to regulation and supervision by the OTS.            secured in specified amounts and are required
                                                     to be on terms and conditions consistent with
     Because we are a holding company, our           safe and sound banking practices.
rights and the rights of our creditors,
including the holders of the debt securities              For a discussion of the material
we are offering under this prospectus, to            elements of the regulatory framework
participate in the assets of any of our              applicable to savings and loan holding
subsidiaries upon the subsidiary's                   companies and their subsidiaries, and
liquidation or reorganization will be subject        specific information relevant to us, you
to the prior claims of the subsidiary's              should refer to our Annual Report on Form
creditors, except to the extent that we may          10-K for the year ended December 31, 2000 and
ourselves be a creditor with recognized              any other subsequent reports filed by us with
claims against the subsidiary.                       the SEC, which are incorporated by reference
                                                     in this prospectus. This regulatory framework
     In addition, dividends, loans and               is intended primarily for the protection of
advances from Roslyn Bank are restricted by          depositors and the deposit insurance funds
federal and state statutes and regulations.          that insure deposits of banks, rather than
Under applicable banking statutes, at                for the protection of security holders. A
September 30, 2001, the Bank could have              change in the statutes, regulations or
declared additional dividends of                     regulatory policies applicable to us or our
approximately $52.2 million without further          subsidiaries may have a material effect on
regulatory approval. The FDIC, the OTS and           our business.
the NYSBD also have the authority to limit
further the Bank's payment of dividends based             Changes to the laws and regulations
on other factors, such as the maintenance of         can affect the operating environment of
adequate capital for such subsidiary bank.           savings and loan holding companies and their
                                                     subsidiaries in substantial and unpredictable
     In addition, there are various statutory        ways. We cannot accurately predict whether
and regulatory limitations on the extent to          those changes in laws and regulations will
which Roslyn Bank can finance or otherwise           occur, and, if those changes occur, the
transfer funds to us or to our nonbanking            ultimate effect they would have upon our or
subsidiaries, whether in the form of loans,          our subsidiaries' financial condition or
extensions of credit, investments or asset           results of operations.
purchases. These general

                        DESCRIPTION OF DEBT SECURITIES


     We may issue senior debt securities or          subordinated indebtedness that is senior or
subordinated debt securities. Senior debt            junior to the subordinated debt securities.
securities will be issued under an indenture,
the "senior indenture," between us and                    We may issue debt securities if the
JPMorgan Chase Bank, as senior trustee.              conditions contained in the indentures are
Subordinated debt securities will be issued          satisfied. These conditions include the
under an indenture, the "subordinated                adoption of resolutions by our board of
indenture," between us and JPMorgan Chase            directors and a certificate of an authorized
Bank, as subordinated trustee. A copy of each        officer that establishes the terms of the
of these indentures are exhibits to the              debt securities being issued. Any resolution
registration statement of which this                 or officer's certificate approving the
prospectus is a part.                                issuance of any issue of debt securities will
                                                     include the terms of that issue of debt
     The senior debt securities will be              securities, including:
unsecured and will rank equally with all of
our other unsecured and senior indebtedness.              o    the title and series designation;
The subordinated debt securities will be
unsecured and will be subordinated to all of              o    the aggregate principal amount and
our existing and future senior indebtedness                    the limit, if any, on the aggregate
and other financial obligations, as described                  principal amount or initial issue
under "Subordinated Debt Securities --                         price of the debt securities which
Subordination" beginning on page 20.                           may be issued under the applicable
                                                               indenture;
     The following describes the general
terms and provisions of the debt securities               o    the principal amount payable,
to be offered by any prospectus supplement.                    whether at maturity or upon earlier
The particular terms of the debt securities                    acceleration;
offered by any prospectus supplement and the
extent, if any, to which these general                    o    whether the principal amount
provisions may apply to the debt securities                    payable will be determined with
so offered, will be described in the                           reference to an index, formula or
prospectus supplement relating to those                        other method which may be
securities. The following descriptions of the                  calculated, by using, among other
indentures are not complete and are subject                    measurements, the value of
to, and are qualified in their entirety by                     currencies, securities or baskets
reference to, all the provisions of the                        of securities, commodities, or
respective indentures.                                         indices to which any such amount
                                                               payable is linked;
General
                                                          o    whether the debt securities will be
     The indentures permit us to issue the                     issued as original issue discount
debt securities from time to time, without                     securities (as defined below);
limitation as to aggregate principal amount
and in one or more series. Also, we may from              o    the date or dates on which the
time to time to incur additional indebtedness                  principal of the debt securities is
which may be senior to the debt securities.                    payable;
Neither the indentures nor the debt
securities will limit or otherwise restrict               o    any fixed or variable interest rate
the amount of other indebtedness which we may                  or rates per annum or the method or
incur or other securities which we or our                      formula for determining an interest
subsidiaries may issue, including                              rate;
indebtedness which may rank senior to the
debt securities. In this regard, nothing in               o    the date from which any interest
the subordinated indenture or in the terms of                  will accrue;
the subordinated debt securities will
prohibit the issuance of securities                       o    any interest payment dates;
representing
                                                          o    whether the debt securities are
                                                               senior or subordinated, and if
                                                               subordinated, the terms of the
                                                               subordination if different from
                                                               that summarized in this prospectus;

                                                          o    the price or prices at which the
                                                               debt securities will be issued,
                                                               which may be
          expressed as a percentage of the                o    any other terms of the debt
          aggregate principal amount of those                  securities which are not
          debt securities;                                     inconsistent with the provisions of
                                                               the applicable indenture.
     o    the stated maturity date;
                                                          The debt securities may be issued as
     o    whether the debt securities are to         "original issue discount securities" which
          be issued in global form;                  bear no interest or interest at a rate which
                                                     at the time of issuance is below market rates
     o    any sinking fund requirements;             and which will be sold at a substantial
                                                     discount below their principal amount. If the
     o    any provisions for redemption, the         maturity of any original issue discount
          redemption price and any                   security is accelerated, the amount payable
          remarketing arrangements;                  to the holder of the security will be
                                                     determined by the applicable prospectus
     o    the minimum denominations;                 supplement, the terms of the security and the
                                                     relevant indenture, but will be an amount
     o    whether the debt securities are            less than the amount payable at the maturity
          denominated or payable in United           of the principal of that original issue
          States dollars or a foreign                discount security. Special federal income tax
          currency or units of two or more           and other considerations relating to original
          foreign currencies;                        issue discount securities will be described
                                                     in the applicable prospectus supplement.
     o    any restrictions on the offer, sale
          and delivery of the debt                        Please see the accompanying prospectus
          securities;                                supplement or pricing supplement you have
                                                     received or will receive for the terms of the
     o    information with respect to                specific debt securities we are offering.
          book-entry procedures;
                                                          You should be aware that special U.S.
     o    the place or places where payments         Federal income tax, accounting and other
          or deliveries on the debt                  considerations may apply to the debt
          securities will be made and may be         securities. The prospectus supplement
          presented for registration of              relating to an issue of debt securities will
          transfer or exchange;                      describe these considerations.

     o    whether any of the debt securities         Registration and Transfer
          will be subject to defeasance in
          advance of the date for redemption              Unless otherwise indicated in the
          or the stated maturity date;               applicable prospectus supplement, we will
                                                     issue each series of debt securities in
     o    whether and how we may satisfy our         registered form only, without coupons.
          obligations with regard to payment
          upon maturity, any redemption,                  Holders may present debt securities in
          required repurchase, any exchange          registered form for transfer or exchange for
          provisions or interest payment             other debt securities of the same series at
          through the delivery to holders of         the offices of the trustee according to the
          other securities, which may or may         terms of the applicable indenture.
          not be issued by us, or a
          combination of cash, securities                 Unless otherwise indicated in the
          and/or property, "maturity                 applicable prospectus supplement, the debt
          consideration";                            securities issued in fully registered form
                                                     will be issued without coupons and in
     o    the terms, if any, upon which the          denominations of (1) $1,000 or integral
          debt securities are convertible            multiples of $1,000 for any senior debt
          into other securities of ours or           security and (2) $100,000 or any integral
          another issuer and the terms and           multiple of $1,000 in excess of $100,000 for
          conditions upon which any                  any subordinated debt security.
          conversion will be effected,
          including the initial conversion
          price or rate, the conversion
          period and any other provisions in
          addition to or instead of those
          described in this prospectus; and

     No service charge will be required for                    in the senior debt securities of
any transfer or exchange of the debt                           that series, which continues for 60
securities but we may require payment of a                     days after written notice;
sum sufficient to cover any tax or other
governmental charge payable in connection                 o    default in the payment of any of
with any transfer or exchange.                                 our other indebtedness or the
                                                               indebtedness of any principal
Payment and Place of Payment                                   constituent bank (as defined below)
                                                               (whether currently existing or
     We will pay or deliver principal,                         created in the future) having an
maturity consideration and any premium and                     original or principal amount of
interest in the manner, at the places and                      $5,000,000 or more which results in
subject to the restrictions set forth in the                   acceleration of that indebtedness
applicable indenture, the debt securities and                  and we have not made that payment
the applicable prospectus supplement.                          or the obligation to make that
However, at our option, we may pay any                         payment has not been waived or
interest by check mailed to the holders of                     extended within 30 days of default
registered debt securities at their                            or any acceleration has not been
registered addresses.                                          rescinded or annulled within 30
                                                               days of the related declaration;
Global Securities
                                                          o    specified events in bankruptcy,
     Each indenture provides that we may                       insolvency or reorganization of us
issue debt securities in global form. If any                   or any principal constituent bank;
series of debt securities is issued in global                  and
form, the prospectus supplement will describe
any circumstances under which beneficial                  o    any other event of default provided
owners of interests in any of those global                     with respect to senior debt
debt securities may exchange their interests                   securities of any series.
for debt securities of that series and of
like tenor and principal amount in any                         If an event of default (other than an
authorized form and denomination.                         event of default arising from specified
                                                          events in bankruptcy of us or any principal
Events of Default                                         constituent bank) occurs and is continuing
                                                          for any series of senior debt securities, the
     The following are events of default                  senior trustee or the holders of not less
under the senior indenture with respect to                than 25% in aggregate principal amount or
the senior debt securities:                               issue price of the outstanding securities of
                                                          that series may declare all amounts, or any
     o    default in the payment of any                   lesser amount provided for in the senior debt
          principal or premium on senior debt             securities of that series, to be due and
          securities when due;                            payable or deliverable immediately.

     o    default in the payment of any
          interest on senior debt securities                   The following are the only events of
          when due, which continues for 30                default under the subordinated indenture with
          days;                                           respect to the subordinated debt securities:

     o    default in the delivery or payment                   o    specified events in bankruptcy,
          of the maturity consideration on                          insolvency or reorganization; and
          senior debt securities when due;
                                                               o    any other event of default provided
     o    default in the deposit of any                             with respect to subordinated debt
          sinking fund payment on senior debt                       securities of any series.
          securities when due;
                                                               If an event of default occurs and is
     o    default in the performance of any               continuing for any series of subordinated
          other obligation contained in the               debt securities, the subordinated trustee or
          applicable indenture for the                    the holders of not less than 25% in aggregate
          benefit of that series or                       principal amount or issue price of the
                                                          outstanding securities of that series may
                                                          declare all amounts, or any lesser amount
                                                          provided
for in the subordinated debt securities of                deliveries due, other than those due as a
that series, to be due and payable or                     result of acceleration, have been made and
deliverable immediately; provided, however,               all events of default have been remedied or
the subordinated trustee and the holders of               waived.
subordinated debt securities will not be
entitled to accelerate the maturity of the                     The holders of a majority in principal
subordinated debt securities in the case of a             amount or aggregate issue price of the
default in the performance of any covenant                outstanding debt securities of any series may
with respect to the subordinated debt                     waive any default with respect to that
securities, including the payment of interest             series, except a default:
and principal or the delivery of the maturity
consideration.                                                 o    in the payment of any amounts due
                                                                    and payable or deliverable under
     If a default occurs and is continuing                          the debt securities of that series;
under the subordinated indenture, the                               or
subordinated trustee may, in its discretion
and subject to certain conditions, seek to                     o    in an obligation contained in, or a
enforce its rights and the rights of the                            provision of, an indenture which
holders of the subordinated debt securities                         cannot be modified under the terms
by appropriate judicial proceedings. The                            of that indenture without the
following are defaults under the subordinated                       consent of each holder of each
indenture with respect to subordinated debt                         series of debt securities affected.
securities of any series:
                                                               The holders of a majority in principal
     o    any event of default with respect               amount or issue price of the outstanding debt
          to subordinated debt securities of              securities of a series may direct the time,
          that series;                                    method and place of conducting any proceeding
                                                          for any remedy available to the applicable
     o    default in the payment of any                   trustee or exercising any trust or power
          principal or premium on                         conferred on the trustee with respect to debt
          subordinated debt securities of                 securities of that series, provided that any
          that series when due;                           direction is not in conflict with any rule of
                                                          law or the indenture. Subject to the
     o    default in the payment of any                   provisions of the indenture relating to the
          interest on subordinated debt                   duties of the trustee, before proceeding to
          securities of that series when due,             exercise any right or power under the
          which continues for 30 days;                    indenture at the direction of the holders,
                                                          the trustee is entitled to receive from those
     o    default in the delivery or payment              holders reasonable security or indemnity
          of the maturity consideration on                against the costs, expenses and liabilities
          subordinated debt securities of                 which it might incur in complying with any
          that series when due;                           direction.

     o    default in the performance of any                    A holder of any debt security of any
          other obligation contained in the               series will have the right to institute a
          applicable indenture for the                    proceeding with respect to the indenture or
          benefit of that series or in the                for any remedy under the indenture, if:
          subordinated debt securities of
          that series, which continues for 60                  o    that holder previously gives to the
          days after written notice; and                            trustee written notice of a
                                                                    continuing event of default with
     o    any other default provided with                           respect to debt securities of that
          respect to subordinated debt                              series;
          securities of that series.
                                                               o    the holders of not less than 25%
     At any time after the trustee or the                           for any senior debt security, or a
holders have accelerated a series of debt                           majority for any subordinated debt
securities, but before the trustee has                              security, in aggregate principal
obtained a judgment or decree for payment of                        amount or issue price of the
money due or delivery of the maturity                               outstanding debt securities of that
consideration, the holders of a majority in                         series also will have made written
aggregate principal amount or issue price of                        request and offered the trustee
outstanding debt securities of that series                          indemnity satisfactory
may rescind and annul that acceleration and
its consequences, provided that all payments
and/or
          to the trustee to institute that                     o    impair the right to institute suit
          proceeding as trustee;                                    for the enforcement of any payment
                                                                    or delivery on or with respect to
     o    the trustee will not have received                        any debt security issued under that
          from the holders of a majority in                         indenture;
          principal amount or issue price of
          the outstanding debt securities of                   o    reduce the percentage in principal
          that series a direction                                   amount or issue price of debt
          inconsistent with the request; and                        securities of any series issued
                                                                    under that indenture, the consent
     o    the trustee will have failed to                           of whose holders is required to
          institute the proceeding within 60                        modify or amend the indenture or to
          days.                                                     waive compliance with certain
                                                                    provisions of the indenture;
     However, any holder of a debt security
has the absolute right to institute suit for                   o    make any change relating to the
any defaulted payment after the due dates for                       subordination of the debt
payment under that debt security.                                   securities in a manner adverse to
                                                                    the holders of those debt
     We are required to furnish to the                              securities or, in the case of
trustees annually a statement as to the                             subordinated debt securities, in a
performance of our obligations under the                            manner adverse to holders of senior
indentures and as to any default in that                            indebtedness, unless the holders of
performance.                                                        senior indebtedness consent to that
                                                                    change under the terms of that
Modification and Waiver                                             senior indebtedness; or

     We and the applicable trustee may amend                   o    reduce the percentage in principal
and modify each indenture with the consent of                       amount or issue price of debt
holders of at least 66 2/3% in principal                            securities of any series issued
amount or issue price of each series of debt                        under that indenture, the consent
securities issued under that indenture                              of whose holders is required to
affected. However, without the consent of                           waive any past default.
each holder of any debt security issued under
the applicable indenture, we may not amend or                  The holders of at least a majority in
modify that indenture to:                                 principal amount or issue price of the
                                                          outstanding debt securities of any series
     o    change the stated maturity date of              issued under that indenture may, with respect
          the principal or maturity                       to that series, waive past defaults under the
          consideration of, or any                        indenture, except as described under "--
          installment of principal or                     Events of Default" beginning on page 12.
          interest on, any debt security
          issued under that indenture;                         We and the trustee may also amend and
                                                          modify each indenture without the consent of
     o    reduce the principal amount or                  any holder for any of the following purposes:
          maturity consideration of, the rate
          of interest on, or any premium                       o    to evidence the succession of
          payable upon the redemption of any                        another person to us;
          debt security issued under that
          indenture;                                           o    to add to our covenants for the
                                                                    benefit of the holders of all or
     o    reduce the amount of principal or                         any series of securities;
          maturity consideration of an
          original issue discount security                     o    to add events of default;
          issued under that indenture payable
          upon acceleration of its maturity;                   o    to add or change any provisions of
                                                                    the indentures to facilitate the
     o    change the place or currency of                           issuance of bearer securities;
          payment of principal or maturity
          consideration of, or any premium or                  o    to change or eliminate any of the
          interest on, any debt security                            provisions of the applicable
          issued under that indenture;                              indenture, so long as any such
                                                                    change or elimination will become
                                                                    effective only when there is
          no outstanding security of any series                Neither of the indentures provides for
          which is entitled to the benefit of             any right of acceleration in the event of a
          that provision;                                 consolidation, merger, sale of all or
                                                          substantially all of the assets,
     o    to establish the form or terms of               recapitalization or change in our stock
          debt securities of any series;                  ownership. In addition, the indentures do not
                                                          contain any provision which would protect the
     o    to evidence and provide for the                 holders of debt securities against a sudden
          acceptance of appointment by a                  and dramatic decline in credit quality
          successor trustee;                              resulting from takeovers, recapitalizations
                                                          or similar restructurings.
     o    to cure any ambiguity, to correct
          or supplement any provision in the              Regarding the Trustee
          applicable indenture, or to make
          any other provisions with respect                    We maintain banking relations with the
          to matters or questions arising                 trustee. In addition, Roslyn Bank maintains
          under that indenture, so long as                deposit accounts and correspondent banking
          the interests of holders of debt                relations with the trustee.
          securities of any series are not
          adversely affected in any material                   The occurrence of any default under
          respect under that indenture;                   either the senior indenture, the subordinated
                                                          indenture or the indenture between us and the
     o    to convey, transfer, assign,                    trustee relating to our junior subordinated
          mortgage or pledge any property to              debentures, which may also be issued under
          or with the trustee securing the                this registration statement, could create a
          debt securities; or                             conflicting interest for the trustee under
                                                          the Trust Indenture Act. If that default has
     o    to provide for conversion rights of             not been cured or waived within 90 days after
          the holders of the debt securities              the trustee has or acquired a conflicting
          of any series to enable those                   interest, the trustee would generally be
          holders to convert those securities             required by the Trust Indenture Act to
          into other securities.                          eliminate that conflicting interest or resign
                                                          as trustee with respect to the debt
                                                          securities issued under the senior indenture
Consolidation, Merger and Sale of Assets                  or the subordinated indenture, or with
                                                          respect to the junior subordinated debentures
     Unless otherwise indicated in the                    issued to certain Delaware statutory business
applicable prospectus supplement, we may                  trusts of ours under a separate indenture. If
consolidate or merge with or into any other               the trustee resigns, we are required to
corporation, and we may sell, lease or convey             promptly appoint a successor trustee with
all or substantially all of our assets to any             respect to the affected securities.
corporation, provided that:
                                                               The Trust Indenture Act also imposes
     o    the resulting corporation, if other             certain limitations on the right of the
          than us, is a corporation organized             trustee, as a creditor of us, to obtain
          and existing under the laws of the              payment of claims in certain cases, or to
          United States of America or any                 realize on certain property received in
          U.S. state and assumes all of our               respect to any cash claim or otherwise. The
          obligations to:                                 trustee will be permitted to engage in other
                                                          transactions with us, provided that, if it
          (1)  pay or deliver the principal               acquires a conflicting interest within the
               or maturity consideration of,              meaning of Section 310 of the Trust Indenture
               and any premium, or interest               Act, it must generally either eliminate that
               on, the debt securities; and               conflict or resign.

          (2)  perform and observe all of our             International Offering
               other obligations under the
               indentures, and                                 If specified in the applicable
                                                          prospectus supplement, we may issue debt
     o    we are not, or any successor                    securities outside
          corporation, as the case may be, is
          not, immediately after any
          consolidation or merger, in default
          under the indentures.

the United States. Those debt securities will                  We will describe in the applicable
be described in the applicable prospectus                 prospectus supplement whether our debt
supplement. In connection with any offering               securities issued outside the United States:
outside the United States, we will designate              (1) may be subject to certain selling
paying agents, registrars or other agents                 restrictions; (2) may be listed on one or
with respect to the debt securities, as                   more foreign stock exchanges; and (3) may
specified in the applicable prospectus                    have special United States tax and other
supplement.                                               considerations applicable to an offering
                                                          outside the United States.

                            SENIOR DEBT SECURITIES


     The senior debt securities will be our                    o    if that disposition or issuance is
direct, unsecured obligations and will rank                         for fair market value as determined
equally with all of our other outstanding                           by our board of directors, and, if
senior indebtedness.                                                after giving effect to that
                                                                    disposition or issuance and any
Restrictive Covenants                                               potential dilution, we and our
                                                                    wholly-owned subsidiaries will own
     Disposition of Voting Stock of Certain                         directly not less than 80% of the
Subsidiaries. We may not sell or otherwise                          voting stock of that principal
dispose of, or permit the issuance of, any                          constituent bank or any subsidiary
voting stock or any security convertible or                         which owns a principal constituent
exercisable into voting stock of a "principal                       bank;
constituent bank" of ours or any subsidiary
of ours which owns a controlling interest in                   o    if a principal constituent bank
a principal constituent bank. A "principal                          sells additional shares of voting
constituent bank" is a bank subsidiary that                         stock to its stockholders at any
has total assets equal to 30% or more of our                        price, if, after that sale, we hold
assets. Currently, our only principal                               directly or indirectly not less
constituent bank is Roslyn Bank. Any                                than the percentage of voting stock
designation of a banking subsidiary as a                            of that principal constituent bank
principal constituent bank with respect to                          we owned prior to that sale; or
senior debt securities of any series will
remain effective until the senior debt                         o    if we or a subsidiary pledges or
securities of that series have been repaid.                         creates a lien on the voting stock
As of the date of this prospectus, no banking                       of a principal constituent bank to
subsidiaries other than Roslyn Bank have been                       secure a loan or other extension of
designated as principal constituent banks                           credit by a majority-owned banking
with respect to any series of debt                                  subsidiary subject to Section 23A
securities.                                                         of the Federal Reserve Act.

     This restriction does not apply to                        Limitation upon Liens on Certain Capital
dispositions made by us or any subsidiary:                Stock. We may not at any time, directly or
                                                          indirectly, create, assume, incur or permit
     o    acting in a fiduciary capacity for              to exist any mortgage, pledge, encumbrance or
          any person other than us or any                 lien or charge of any kind upon:
          subsidiary;
                                                               o    any shares of capital stock of any
     o    to us or any of our wholly-owned                          principal constituent bank, other
          subsidiaries;                                             than directors' qualifying shares;
                                                                    or
     o    if required by law for the
          qualification of directors;                          o    any shares of capital stock of a
                                                                    subsidiary which owns capital stock
     o    to comply with an order of a court or                     of any principal constituent bank.
          regulatory authority;
                                                               This restriction does not apply to:
     o    in connection with a merger of, or
          consolidation of, a principal constituent             o   liens for taxes, assessments or
          bank with or into a wholly-owned subsidiary               other governmental charges or
          or a majority-owned banking subsidiary, as                levies which are not yet due or are
          long as we hold, directly or indirectly, in               payable without penalty or which we
          the entity surviving that merger or                       are contesting in good faith by
          consolidation, not less than the percentage               appropriate proceedings so long as
          of voting stock we held in the principal                  we have set aside on our books
          constituent bank prior to that action;                    adequate reserves to cover the
                                                                    contested amount; or

                                                               o    the lien of any judgment, if that
                                                                    judgment is discharged, or stayed
                                                                    on appeal or otherwise, within 60
                                                                    days.

Defeasance                                                     (2)  delivering:

     We may terminate or "defease" our                         o    an opinion of independent counsel
obligations under the senior indenture with                         that the holders of the senior debt
respect to the senior debt securities of any                        securities of that series will have
series by taking the following steps:                               no federal income tax consequences
                                                                    as a result of that deposit and
     (1)  depositing irrevocably with the                           termination;
          senior trustee an amount which
          through the payment of interest,                     o    if the senior debt securities of
          principal or premium, if any, will                        that series are then listed on a
          provide an amount sufficient to pay                       national or regional securities
          the entire amount of the senior                           exchange in the United States, an
          debt securities:                                          opinion of counsel that those
                                                                    senior debt securities will not be
          o    in the case of senior debt                           delisted as a result of the
               securities denominated in U.S.                       exercise of this defeasance option;
               dollars, U.S. dollars or U.S.
               government obligations;                         o    an opinion of counsel as to certain
                                                                    other matters;
          o    in the case of senior debt
               securities denominated in a                     o    officers' certificates certifying
               foreign currency, money in                           as to compliance with the senior
               that foreign currency or                             indenture and other matters; and
               foreign government obligations
               of the foreign government or                    o    paying all amounts due under the
               governments issuing that                             senior indenture.
               foreign currency; or
                                                               Further, the defeasance cannot cause an
          o    a combination of money and                 event of default under the senior indenture
               U.S. government obligations or             or any other agreement or instrument and no
               foreign government                         default under the senior indenture or any
               obligations;                               such other agreement or instrument can exist
                                                          at the time the defeasance occurs.

                         SUBORDINATED DEBT SECURITIES


     The subordinated debt securities will be             subordinated debt securities, "senior
our direct, unsecured obligations. Unless                 indebtedness" is defined in the subordinated
otherwise specified in the applicable                     indenture as:
prospectus supplement, the subordinated debt
securities will rank equally with all of our                   o    the principal of, premium, if any,
outstanding subordinated indebtedness that is                       and interest on all of our
not specifically stated to be junior to the                         "indebtedness for money borrowed,"
subordinated debt securities.                                       as defined below, except (A) other
                                                                    subordinated debt securities issued
Subordination                                                       under the subordinated indenture,
                                                                    (B) any indebtedness which is
     The subordinated debt securities will be                       expressly stated to be junior in
subordinated in right of payment to all                             right of payment to the
"senior indebtedness," as defined below. In                         subordinated debt securities and
certain circumstances relating to our                               (C) indebtedness which is expressly
liquidation, dissolution, winding up,                               stated to rank equally with the
reorganization, insolvency or similar                               subordinated debt securities; and
proceedings, the holders of all senior
indebtedness and our "additional senior                        o    any deferrals, renewals or
obligations," as defined below, will first be                       extensions of any senior
entitled to receive payment in full before                          indebtedness.
the holders of the subordinated debt
securities will be entitled to receive any                     The term "indebtedness for money borrowed" means
payment on the subordinated debt securities.
                                                               o    any of our obligations or any
     If the maturity of any debt securities                         obligation we have guaranteed for
is accelerated, we will have to repay all                           the repayment of borrowed money,
senior indebtedness before we can make any                          whether or not evidenced by bonds,
payment on the subordinated debt securities.                        debentures, notes or other written
                                                                    instruments; and
     In addition, we may make no payment on
the subordinated debt securities in the                        o    any of our deferred payment
event:                                                              obligations or any such obligation
                                                                    we have guaranteed for the payment
     o    there is a default in any payment                         of the purchase price of property
          or delivery with respect to any                           or assets evidenced by a note or
          senior indebtedness; or                                   similar instrument.

     o    there is an event of default with                    "Additional senior obligations" means
          respect to any senior indebtedness              all of our obligations to make payment
          which permits the holders of that               pursuant to the terms of financial
          senior indebtedness to accelerate               instruments, such as (A) securities contracts
          the maturity of the senior                      and foreign currency exchange contracts, (B)
          indebtedness.                                   derivative instruments, such as swap
                                                          agreements, including interest rate and
     In the event of an insolvency, our                   foreign exchange rate swap agreements, cap
creditors who are not holders of senior                   agreements, floor agreements, collar
indebtedness, additional senior obligations               agreements, interest rate agreements, foreign
or the subordinated debt securities may                   exchange rate agreements, options, commodity
recover less, proportionately, than holders               futures contracts, commodity option
of senior indebtedness and additional senior              contracts, and (C) similar financial
obligations and may recover more,                         instruments, other than obligations on
proportionately, than holders of the                      account of senior indebtedness and
subordinated debt securities.                             obligations on account of indebtedness for
                                                          money borrowed ranking equally with or
     Unless otherwise specified in the                    subordinate to the subordinated debt
prospectus supplement relating to the                     securities.
particular series of
                                                               As of September 30, 2001, we had no
                                                          subordinated debt outstanding.

     The subordinated indenture does not                       The prospectus supplement may further
limit or prohibit the incurrence of                       describe the provisions, if any, which may
additional senior indebtedness or additional              apply to the subordination of the
senior obligation, which may include                      subordinated debt securities of a particular
indebtedness that is senior to the                        series.
subordinated debt securities, but subordinate
to our other obligations. Any prospectus                  Restrictive Covenants
supplement relating to a particular series of
subordinated debt securities will set forth                    The subordinated indenture does not
the aggregate amount of our indebtedness                  contain any significant restrictive
senior to the subordinated debt securities as             covenants. The prospectus supplement relating
of a recent practicable date.                             to a series of subordinated debt securities
                                                          may describe certain restrictive covenants,
     The subordinated debt securities will                if any, to which we may be bound under the
rank equally in right of payment with each                subordinated indenture.
other.


                             PLAN OF DISTRIBUTION

     We may sell securities:                                   o    any discounts and commissions to be
                                                                    allowed or paid to the agent or
     o    to the public through a group of                          underwriters;
          underwriters managed or co-managed
          by one or more underwriters;                         o    all other items constituting
                                                                    underwriting compensation;
     o    through one or more agents; or
                                                               o    any discounts and commissions to be
     o    directly to purchasers.                                   allowed or paid to dealers; and

     The distribution of the securities may                    o    any exchanges on which the
be effected from time to time in one or more                        securities will be listed.
transactions:
                                                               We may agree to enter into an agreement
     o    at a fixed price, or prices, which              to indemnify the agents and the several
          may be changed from time to time;               underwriters against certain civil
                                                          liabilities, including liabilities under the
     o    at market prices prevailing at the              Securities Act or to contribute to payments
          time of sale;                                   the agents or the underwriters may be
                                                          required to make.
     o    at prices related to those
          prevailing market prices; or                         If so indicated in the applicable
                                                          prospectus supplement, we will authorize
     o    at negotiated prices.                           underwriters or other persons acting as our
                                                          agents to solicit offers by certain
     Each prospectus supplement will describe             institutions to purchase debt securities from
the method of distribution of the securities              us pursuant to delayed delivery contracts
and any applicable restrictions.                          providing for payment and delivery on the
                                                          date stated in the prospectus supplement.
     The prospectus supplement with respect               Each contract will be for an amount not less
to the securities of a particular series will             than, and the aggregate amount of securities
describe the terms of the offering of the                 sold pursuant to those contracts will be
securities, including the following:                      equal to, the respective amounts stated in
                                                          the prospectus supplement. Institutions with
     o    the name of the agent or the name               whom the contracts, when authorized, may be
          or names of any underwriters;                   made include commercial and savings banks,
                                                          insurance companies, pension funds,
     o    the public offering or purchase                 investment companies, educational and
          price;                                          charitable institutions and other
                                                          institutions, but will in all cases be
                                                          subject to our approval.

Delayed delivery contracts will not be                              purchased those debt securities not
subject to any conditions except that:                              sold for delayed delivery. The
                                                                    underwriters and other persons
     o    the purchase by an institution of                         acting as our agents will not have
          the debt securities covered under                         any responsibility in respect of
          that contract will not at the time                        the validity or performance of
          of delivery be prohibited under the                       delayed delivery contracts.
          laws of the jurisdiction to which
          that institution is subject; and                     Certain of the underwriters and their
                                                          associates and affiliates may be customers
     o    if the debt securities are also                 of, have borrowing relationships with, engage
          being sold to underwriters acting               in other transactions with, and/or perform
          as principals for their own                     services, including investment banking
          account, the underwriters will have             services, for, us or one or more of our
                                                          affiliates in the ordinary course of
                                                          business.


                                LEGAL OPINIONS

     The validity of the securities offered               Brown & Wood LLP, New York, New York, will
hereby will be passed upon for us by Muldoon              pass upon certain matters for the uderwriters.
Murphy & Faucette LLP, Washington, D.C.
Sidley Austin


                                    EXPERTS

     The consolidated financial statements of             reference herein in reliance upon the report,
Roslyn Bancorp, Inc. and subsidiaries as of               also incorporated by reference herein, of
December 31, 2000 and December 31, 1999 and               KPMG LLP, independent certified public
for each of the years in the three-year                   accountants, and upon the authority of said
period ended December 31, 2000 have been                  firm as experts in accounting and auditing.
incorporated by

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
============================================================      =========================================================

You should rely on the information contained in this                                    $75,000,000
prospectus supplement or that to which we have referred
you.  We have not authorized anyone to provide you with
any additional or different information.  This prospectus
supplement does not constitute an offer to sell, or the
solicitation of an offer to buy, any of the securities
offered hereby to any person in any jurisdiction in which                           Roslyn Bancorp, Inc.
such offer or solicitation would be unlawful.  The affairs
of Roslyn Bancorp, Inc. may change after the date of this
prospectus supplement.  Delivery of this prospectus
supplement and the sales of securities made hereunder does
not mean otherwise.                                                                  7.50% Senior Notes
                                                                                      Due December 2008
                       ------------


                     TABLE OF CONTENTS

                   Prospectus Supplement
                                                       Page

Forward-Looking Statements..........................S-2
Roslyn Bancorp, Inc.................................S-3
Selected Consolidated Financial Data................S-4                          ______________________
Capitalization......................................S-7
Use of Proceeds.....................................S-7                          PROSPECTUS SUPPLEMENT
Description of Notes................................S-8                          _____________________
Book-Entry Issuance................................S-11
Certain United States Federal Income
Tax Consequences ..................................S-12
Underwriting.......................................S-15
Ratings............................................S-16
Legal Matters......................................S-16


                        Prospectus
                                                       Page                        November 16, 2001

About This Prospectus.................................4
Where You Can Find More Information...................4
Forward-Looking Statements............................6
Roslyn Bancorp, Inc...................................7
Consolidated Ratios of Earnings to
    Fixed Charges.....................................7
Use of Proceeds.......................................8
Regulation and Supervision............................9
Description of Debt Securities.......................10
Senior Debt Securities...............................17
Subordinated Debt Securities.........................19
Plan of Distribution.................................20                     Sandler O'Neill & Partners, L.P.
Legal Opinions.......................................21
Experts..............................................21

============================================================      ========================================================



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